EXHIBIT 10.9

SEVENTH AMENDMENT TO LOAN AGREEMENT

This Seventh Amendment to Loan Agreement (this "Seventh Amendment") is entered into as of the 25th day of October, 2013, by and among MEXCO ENERGY CORPORATION, a Colorado corporation (“Mexco”), FORMAN ENERGY CORPORATION, a New York corporation (“Forman”), SOUTHWEST TEXAS DISPOSAL CORPORATION, a Texas corporation (“Southwest”) and TBO OIL & GAS, LLC, a Texas limited liability company ("TBO", and together with Mexco, Forman and Southwest, collectively “Borrowers” or individually a “Borrower”) and BANK OF AMERICA, N.A., a national banking association ("Bank").

Recitals:

A.            Borrowers and Bank entered into that certain Loan Agreement dated December 31, 2008, as amended by First Amendment to Loan Agreement dated December 28, 2009, by Second Amendment to Loan Agreement dated March 1, 2010, by Third Amendment to Loan Agreement dated September 30, 2010, by Fourth Amendment to Loan Agreement dated October 22, 2010, by Fifth Amendment to Loan Agreement dated December 28, 2011 and by Sixth Amendment to Loan Agreement dated October 22, 2012 (the "Loan Agreement").

B.            Pursuant to the terms of the Loan Agreement, Bank provided Borrowers a revolving line of credit loan with a Facility No. 1 Commitment (as defined in the Loan Agreement) in the initial amount of $4,900,000.00 (the “Facility No. 1 Loan”).

C.            Borrowers and Bank desire to amend the Loan Agreement to, among other matters (i) reflect the extension of the maturity date of the Facility No. 1 Loan, and (ii) make TBO a Borrower under the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, it is hereby agreed among Bank and Borrowers as follows:

Agreement

1.            Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.            The definitions of "Borrowers" and "Borrower" in the preamble and first paragraph of the Loan Agreement are hereby amended to include TBO, such that TBO shall be jointly and severally bound with Mexco, Forman and Southwest with respect to all of the covenants, representations and obligations of Borrowers under the Loan Agreement, including, without limitation, the obligation to pay to Bank the Facility No. 1 Loan when due in accordance with the terms of the Loan Agreement.

3.            Section 1.2 of the Loan Agreement (Availability Period) is hereby amended in its entirety to read as follows:

"1.2            Availability Period.

The line of credit is available between the date of this Agreement and November 30, 2015, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility No. 1 Expiration Date")."

4.            The Loan Agreement is hereby amended to include a new Section 1.6 (Letters of Credit) reading as follows:

"1.6            Letters of Credit.

(a)	During the availability period, at the request of a Borrower, the Bank will issue standby letters of credit with a maximum maturity not to extend beyond the Facility No. 1 Expiration Date.

(b)	The amount of the letters of credit outstanding at any one time (including the drawn and unreimbursed amounts of the letters of credit) may not exceed Five Hundred Thousand Dollars ($500,000.00).

(c)	In calculating the principal amount outstanding under the Facility No. 1 Commitment, the calculation shall include the amount of any letters of credit outstanding, including amounts drawn on any letters of credit and not yet reimbursed.

(d)	The following letter of credit is outstanding from the Bank for the account of a Borrower:

Letter of Credit Number	Amount
120995	$50,000.00

As of the date of this Agreement, this letter of credit shall be deemed to be outstanding under this Agreement, and shall be subject to all the terms and conditions stated in this Agreement.

(e)	The Borrowers agree:

(i)	Any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

(ii)	If there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit.

(iii)	The issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.

(iv)	To sign the Bank's form Application and Agreement for Standby Letter of Credit.

(v)	To pay any issuance and/or other fees that the Bank notifies the Borrowers will be charged for issuing and processing letters of credit for a Borrower.

(vi)	To allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges.

(vii)	To pay the Bank a non-refundable fee equal to 1% per annum of the outstanding undrawn amount of each standby letter of credit, payable monthly in arrears, calculated on the basis of the face amount outstanding on the day the fee is calculated."

5.            The amount of the Borrowing Base and the Facility No. 1 Commitment under the Loan Agreement shall remain at $4,900,000 until redetermined by Bank in accordance with Section 1.3 of the Loan Agreement.

6.            By their execution hereof, Borrowers hereby affirm and ratify all of the terms and provisions of the Loan Agreement as amended hereby, and all of the terms and provisions of the other loan documents executed in connection with the Loan Agreement.

7.            Neither the execution by Bank of this Seventh Amendment nor anything contained herein shall in any way be construed or operate as a waiver by Bank of any event of default under the Loan Agreement or the other loan documents executed in connection therewith (whether now existing or that may occur hereafter) or any of Bank's rights under the Loan Agreement or any of such other loan documents.

8.            Except as provided herein, all terms and provisions of the Loan Agreement shall remain unchanged.

9.            As an inducement to Bank to enter into this Seventh Amendment, Borrowers represent and warrant to Bank that (i) the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, (ii) Borrowers have not breached any of the covenants contained in the Loan Agreement or the other loan documents executed in connection therewith (except as may have been waived in writing by Bank), and (iii) no event of default now exists under the Loan Agreement, nor does there exist any condition or event which, with notice and/or lapse of time, would constitute such an event of default.

10.            THIS SEVENTH AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED effective as of the date first above written.

BORROWERS:		BANK:

MEXCO ENERGY CORPORATION		BANK OF AMERICA, N.A.

By:	/s/ Donna Gail Yanko	By:	/s/ Ricky Temkin
	Donna Gail Yanko		Ricky Temkin
	Vice President and Secretary		Assistant Vice President

FORMAN ENERGY CORPORATION

By:	Donna Gail Yanko
Vice President and Secretary

SOUTHWEST TEXAS DISPOSAL CORPORATION

By:	Donna Gail Yanko
Vice President and Secretary

TBO OIL & GAS, LLC

By:	Donna Gail Yanko
Vice President and Secretary